Exhibit 10.1

FIRST AMENDMENT TO OFFICE LEASE

THIS FIRST AMENDMENT TO OFFICE LEASE (this “Amendment”) is made this 12 day of April, 2009, by and between ECD—Lincolnshire Office, L.L.C., an Illinois limited liability company, as Landlord (“Landlord”), and Sauer-Danfoss Inc., a Delaware corporation, as Tenant (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant have entered into that certain Office Lease dated March 18, 2002 (the “Lease”) whereby Landlord leased to Tenant and Tenant leased from Landlord certain premises containing approximately 12,612 square feet located on the second floor in Suite #270 (the “Original Premises”) in City Park Corporate Center (the “Center”) in Lincolnshire, Illinois, as more particularly described in the Lease; and

WHEREAS, Landlord and Tenant desire to relocate from the Original Premises and amend the Lease, all on the terms and conditions as set forth below.

NOW THEREFORE, in consideration of the mutual covenants contained in the Lease and herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree to amend the Lease as follows:

1.                                      Definitions.  Unless the context otherwise requires, any capitalized term used herein shall have its respective meaning as set forth in the Lease.

2.                                      Certain Additional Defined Terms.  For purposes of this Amendment, the following terms are defined as follows:

(a)           “New Premises” shall mean Suite 380 consisting of approximately 4,181 square feet of rentable floor area in the Center and delineated on Exhibit A attached hereto and made a part hereof.

(b)           “New Premises Commencement Date” shall be June 1, 2009.

3.                                      Relocation.  Notwithstanding anything to the contrary contained herein or in the Lease, Landlord and Tenant acknowledge and agree that effective as of the New Premises Commencement Date Tenant shall relocate its business operations from the Original Premises to the New Premises and the New Premises shall thereafter be deemed to be the “Premises” as defined in the Lease for all purposes under the Lease and this Amendment, to the extent applicable. Tenant hereby covenants and agrees that it shall vacate the Original Premises and surrender same in the condition required by the Lease no later than the New Premises Commencement Date, failing which Tenant shall be deemed in holdover possession of the Original Premises and subject to the terms of Section 8 of the Lease until such time as Tenant vacates the Original Premises and tenders possession of same to Landlord in the condition required by the Lease, including, without limitation, the terms of Section 8 of the Lease.

4.                                      Use.  Tenant covenants and agrees that the New Premises shall be used solely for general office purposes and related storage and for no other purpose, all in accordance with the terms and provisions of the Lease.

5.                                      Term Expiration.  Landlord and Tenant acknowledge and agree that the current Term of the Lease expires May 31, 2009 and that, as of the New Premises Commencement Date, the current Term of the Lease shall be extended for a period of five (5) years (the “Extended Term”) following the New Premises Commencement Date, such extension of the Term to be on the same terms and conditions as set forth in the Lease except to the extent the same are modified hereby. Landlord and Tenant acknowledge and agree that from and after the New Premises Commencement Date through the end of the Extended Term the Base Rent shall be as set forth hereinbelow:

	Base Annual	Base Annual	Monthly Base
Period	Rental Per Sq. Ft.	Rent	Rent

June 1, 2009 – May 31, 2010	$15.00	$62,715.00	$5,226.25
June 1, 2010 – May 31, 2011	$15.45	$64,596.45	$5,383.04
June 1, 2011 – May 31, 2012	$15.91	$66,519.71	$5,543.31
June 1, 2012 – May 31, 2013	$16.39	$68,526.59	$5,710.55
June 1, 2013 – May 31, 2014	$16.88	$70,575.28	$5,881.27

6.                                      Improvements.  Landlord will apply fresh paint, patch the carpet as needed and provide a dishwasher and refrigerator in the New Premises comparable to those in the Original Premises. Other than as expressly contained herein, no agreements or representations have been made to Tenant respecting the condition of the New Premises or alteration or repair thereof and Tenant accepts the New Premises in their “as is” condition. Except as provided herein, by taking possession, Tenant conclusively waives all claims relating to the condition of the New Premises and accepts the New Premises as being free from defects and in good, clean and sanitary order, condition and repair, and agrees to keep the Premises in such condition.

7.                                      Expenses.  Landlord hereby represents and warrants that based on the New Premises’ proportionate share of the Center, Tenant’s Expenses for the calendar year 2009 are estimated to be $10.61 per rentable square foot of the New Premises. Landlord acknowledges and agrees that in no event shall such Expenses (exclusive of Taxes) increase by more than three percent (3%) per year during the Extended Term. Landlord further agrees to work to and target to reduce Expenses during the Extended Term.

8.                                      Security Deposit.  Landlord and Tenant acknowledge and agree that Landlord is currently holding a Security Deposit in the amount of $26,012.28. Landlord and Tenant further acknowledge and agree that, following the New Premises Commencement Date and Tenant’s vacation of the Original Premises in the manner required by this Lease, Landlord shall return to Tenant $17,388.97 of the Security Deposit and thereafter Landlord shall hold as security in accordance with the terms and provisions of Paragraph 3 of the Lease, the sum of $8,623.31.

9.                                      Early Termination.  At any time prior to the expiration of the twenty-fourth (24th) lease month (e.g. May 31, 2011) and so long as Tenant is not then in default under the Lease Tenant may elect to terminate the Lease upon not less than twelve (12) months prior notice to Landlord, which notice of termination, to be effective, must be accompanied by a termination fee in the amount of $15,000.00, following which notice and payment the Lease shall terminate effective upon that date which is twelve (12) months following Landlord’s receipt of Tenant’s notice of termination and the termination fee. At any time prior to the expiration of the twenty-seventh (27th) lease month (e.g. August 31, 2011) and so long as Tenant is not then in default under the Lease Tenant may elect to terminate the Lease upon not less than nine (9) months prior notice to Landlord, which notice of termination, to be effective, must be accompanied by a termination fee in the amount of $31,620.00, following which notice and payment the Lease shall terminate effective upon that date which is nine (9) months following Landlord’s receipt of Tenant notice of termination and the termination fee. Tenant shall continue to abide by all of the terms and provisions of the Lease, as amended hereby, including Tenant’s obligations to pay Base Rent and Additional Rent, through the final date of Tenant’s occupancy of the New Premises.

10.                                Broker.  Each party represents that it has engaged no broker for this Amendment.

11.                                No Offer.  Submission of this Amendment for examining or negotiation shall not bind Landlord, and no obligation on the part of Landlord shall arise under this Amendment, until this Amendment is fully executed by all parties hereto. This Amendment may be executed in one or counterparts all of which together shall constitute one instrument.

12.                                Lease in Full Force and Effect.  Any conflict between the terms of this Amendment and the Lease shall be resolved in favor of this Amendment. Except as expressly modified or amended by this Amendment or if in the context of the Amendment or the New Premises a term or prevision of the lease is clearly inappropriate, all of the Terms and provisions of the Lease shall remain unchanged and in full force and effect.

13.                                Integration of Amendment and Lease.  This Amendment and the Lease shall be deemed to be, for all purposes, one instrument. In the event of any conflict between the terms and provisions of this Amendment and the terms and provisions of the Lease, the terms and provisions of this Amendment shall, in all instances, control and prevail.

THIS FIRST AMENDMENT TO OFFICE LEASE has been executed by the undersigned as of the date first above written.

LANDLORD:

ECD – LINCOLNSHIRE OFFICE, L.L.C.,
an Illinois limited liability company

By:	/s/ Scott D. Greenberg
Name:	Scott D. Greenberg
Its:	Manager

TENANT:

SAUER-DANFOSS INC.,
a Delaware corporation

By:	/s/ Kenneth D. McCuskey
Name:	Kenneth D. McCuskey
Its:	Vice President and Chief Accounting Officer, Secretary

Exhibit A

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